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                                                                 EXHIBIT 10.6(e)



                             AMENDMENT NO. 3 TO THE
                             CHARTER COMMUNICATIONS
                                   OPTION PLAN
                                   (1999 Plan)


        This Amendment to the Charter Communications Option Plan, as amended through the date hereof (the "Plan"), is effective as of January 1, 2002.

1. Section 6.5 of the Plan is hereby amended by adding the following words after the end of the penultimate sentence:

        Unless the Committee provides otherwise in the Option Agreement, the Option will vest only while the Optionee is an Employee or Consultant. Notwithstanding the foregoing, the vesting of any Option shall continue during the period the Optionee is receiving severance payments provided Optionee enters into a release in the form acceptable to the Company.

2. Section 6.7(b) of the Plan is amended by adding the following words after the end of the penultimate sentence:

        or service as a Consultant, if later; provided however, that exercisability shall continue with respect to an Optionee who is receiving severance payment until sixty (60) days after severance payments cease, provided Optionee enters into a release in the form acceptable to the Company.

The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.